Exhibit 99.1

LiveXLive Media Issues Shareholder Letter and Provides Operational Update on Key 2017 Milestone Achievements Including Record Festival Streaming Deals, Transformative Slacker Radio Acquisition and Expanded Management Team

Concludes 2017 with Exclusive Rights to Most Festivals in Company History, Expanded Services Via Key Strategic Acquisitions and Newly Appointed Veteran Music and Media Executives to Leadership Team

BEVERLY HILLS, Calif., Jan. 11, 2018 -- LiveXLive Media, Inc. (OTC: LIVX) ("LiveXLive"), one of the only premium networks devoted to live music and music-related video content, released a letter to its shareholders from LiveXLive’s CEO and Chairman Robert Ellin. The complete letter highlights operational milestones from 2017.

Dear Fellow Shareholders:

Since LiveXLive’s 2015 debut as the first internet connected platform dedicated to live music, the popularity of streaming has grown rapidly. LiveXLive is leading the charge as a pure-play streaming and OTT audio and video delivery platform serving fans around the world.

2017 was a game-changing year for LiveXLive. Streaming video content has reached the mainstream and we are poised to lead the music revolution. Last year, we demonstrated that LiveXLive can successfully scale partnerships and exclusive content, attract and retain an impressive management team, and expand our media and data capabilities through strategic acquisitions that will position us for future growth. Our recent financing enables us to invest prudently and execute on our aggressive growth plans. We intend to become the premier destination for live music and music-related content and look forward to revealing plans for a very exciting 2018.

Successful Public Offering

LiveXLive successfully closed an underwritten public offering of shares of its common stock in December 2017. In the offering, LiveXLive sold 5,000,000 shares of its common stock at a public offering price of $4.00 per share, before underwriting discounts. LiveXLive used a portion of the net proceeds of the offering to fund the acquisition of Slacker and offering expenses and intends to use the remainder of proceeds for working capital, capital expenditures and other general corporate purposes, which may include future acquisitions of businesses and content.

Acquisition of Slacker Radio

On December 29, 2017, LiveXLive acquired Slacker Radio, a key innovator in the streaming music space. Slacker represents the next-generation of personalized radio, enabling music lovers to choose from the broadest selection of human-curated stations personalized to their independent tastes. Its proven programming and personalization platform boasts a catalog of more than 13 million audio tracks from all three major music companies and many independent labels.  Slacker has approximately 1.3 million monthly unique users and more than 400,000 subscribers on its paid and ad-supported platforms. Additionally, Slacker has hundreds of expertly programmed stations, including news, sports, and talk from ABC News, ESPN and others. Slacker also powers the streaming music experiences for global brands including Tesla. The acquisition immediately expands LiveXLive’s reach to millions of engaged music fans, and advances the live streaming experience, providing a comprehensive OTT solution for fans, artists, festivals and venues. It creates synergies across content creation, curation, programming, and technology enabling a vast network for audio and video channels across mobile, television and automobile apps.

World Class Festival Streams and Live Content

During 2017, LiveXLive expanded its leadership in the streaming of music festivals, broadcasting some of the biggest festivals and acts across all major music genres. The exclusive Rock In Rio broadcast reached 6.5 million views and 3 million viewers over two weekends and included live performances from Maroon 5, Alicia Keys, 30 Seconds to Mars, Shawn Mendes, 5 Seconds of Summer and many others. In 2017, LiveXLive also broadcast other renowned festivals, including Outside Lands Music and Art Festival (Metallica, Lorde, Gorillaz, Cage The Elephant), Hangout Music Festival (twenty one pilots, Major Lazer, Phoenix) and Paléo Festival de Nyon (Macklemore & Ryan Lewis, Jamiroquai, Pixies).

With an eye towards 2018 and beyond, LiveXLive signed exclusive, multiyear partnerships to produce, curate and amplify the festival experience to fans around the globe, including adding Bumbershoot International Music and Arts Festival and Rock On The Range to its lineup, and recently extended its rights to Rock In Rio festival through 2021.

Beyond festivals, LiveXLive entered into an exclusive multiyear agreement with JBTV, acquiring the distribution rights to more than 2,500 hours of exclusive content including live performances, interviews, behind the scenes footage and fully produced HD shows. Amongst that content, LiveXLive acquired the exclusive worldwide distribution rights to broadcast “The Secret Show,” an intimate performance and interview with K-Pop and social media sensations BTS. “The Secret Show” aired in June and received 1.5 million minutes of viewership in its first weekend.

Key Distribution Partnerships

In 2017, LiveXLive and Cinedigm, a leading distributor of OTT networks and digital content, partnered in a worldwide distribution agreement that gives music fans across the globe access to LiveXLive's live and original video programming.

To further its international audience, LiveXLive partnered with Dailymotion to co-distribute the live broadcast of the 2017 edition of Outside Lands Music and Art Festival. The broadcast was featured across Dailymotion’s home page and social media platforms in multiple languages, reaching large audiences across the globe.

Senior Leadership Team Additions

The LiveXLive team has continued to grow through the additions of world-class talent, including:

Jerry Gold, a music and entertainment executive with 37 years of experience, who joined as Chief Financial Officer and Executive Vice President. Jerry’s experience includes serving as Chief Financial Officer of Warner Music Group and leading Ernst & Young’s media and entertainment practice where he was responsible for leading clients including Time Warner, PolyGram, Boston Ventures and Silver Screen Partners.

Phil Quartararo whose role expanded to include President, LiveXLive Music (a division of LiveXLive Media). Phil is recognized for his help launching Virgin Records America and the careers of such artists as Lenny Kravitz, Coldplay and Janet Jackson, having served as its President and CEO. In addition to having held the position of President at both Warner Bros. Records and EMI, Phil is known as a major defender of artists' rights and a leader in efforts to restore value to music.

Michael Bebel, a digital music service entrepreneur with more than 20 years of global operating experience, who joined LiveXLive as Executive Vice President of Corporate Development and Rights Management. His experience includes roles as Chief Operating Officer of MixRadio, having served as an Executive Vice President at Universal Music Group, along with various senior executive roles at Nokia and Microsoft, and leading the development of and launch of the legal version of Napster as its President and Chief Operating Officer.

Douglas Schaer who joined as Chief Operating Officer. Previously, Doug co-founded Hero Ventures, an innovative location-based entertainment company that successfully partnered with Marvel Entertainment to launch The Marvel Experience. Doug was instrumental in building Hero Ventures’ world-class team including former Live Nation Chairman Michael Cohl, with strategic partners such as Ticketmaster and Legends Hospitality, along with key investors: WWE, Steve Tisch, “Magic” Johnson Enterprises, Shamrock Holdings and the founders of GUESS. Prior to launching Hero, Doug co-founded Silent Partner Media, a boutique, creative marketing agency focused on live events, with a distinctive entertainment, sports and music industry client list including NARAS (The Grammys) and KIA Motors (overseeing the brand’s Warped Tour activation), his first forays into the world of music.

Additionally, during 2017 LiveXLive appointed two members to its Board of Directors. Craig Foster, Silicon Valley financial veteran, who bring his extensive experience to increase the sophistication of the LiveXLive’s financial and mergers and acquisitions capabilities. Craig is the former Chief Financial Officer of Ubiquiti Networks, Inc. and most recently Chief Financial Officer of Amobee, a global digital advertising platform. Tim Spengler, former senior executive at iHeart Media and IPG, including President, North America for Initiative, is a veteran digital and traditional media executive who brings extensive experience across advertising and sponsorship opportunities.

LiveXLive Influencers

In August 2017, LiveXLive launched its social media influencer venture, LiveXLive Influencers, and named Amanda Cerny as the CEO of LiveXLive’s digital talent division. As a social media mogul with over 19 million followers on Instagram, Amanda is tasked with identifying, recruiting and managing the next generation of social media talent across art, music, fashion, sports and culinary arts. Together with the LiveXLive Talent division, we are building out a roster of the best and brightest influencers in the world.

Along with Amanda, fellow social influencer heavyweights King Bach and Jake Paul, amongst others, have joined LiveXLive as contributing social editors and content creators. The three social media stars, boasting over 75 million followers collectively, are significantly expanding our audience reach. The trio will create original short-form content and viral promotions on the LiveXLive platform for its massive millennial audiences.

The partnership with Jake Paul led to the live broadcast of the first ever concert performance of his YouTube- topping hit “It’s Every Day, Bro,” which reached over 169 million views. Streamed in front of a capacity crowd at downtown Los Angeles’ Exchange LA nightclub, the video of his live performance has been viewed over 1.3 million times.

As a part of the launch of LiveXLive Influencers division, Amanda, King Bach and Jake Paul teamed up on their first collaboration: a music video for the single “Come Thru,” which premiered to over 25 million combined views on Instagram and YouTube.

2018 & Beyond

As we kickoff the New Year, I couldn’t be more confident about our pipeline, our strengthened financial position, the newly integrated Slacker team and our fortified leadership team that we believe will create shareholder value in the years to come. In adherence with best practices and our planned uplisting to a major exchange, LiveXLive Media will commence quarterly earnings conference calls in 2018 calendar year to provide investors with consistent communication regarding our financial and operational progress. We look forward to sharing more on our developing story at the upcoming JMP Securities Technology Conference on February 26-27, 2018, in San Francisco, California.

Thank you for your continued support.

Sincerely,

Robert Ellin

CEO & Chairman

LiveXLive Media, Inc.

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (“LiveXLive Media”) is a consolidated group of premier media brands and technology assets that create a social media ecosystem for music, including the LiveXLive platform (“LiveXLive”). LiveXLive is one of the world’s only premium streaming services devoted to live music and music-related video content, delivering live streamed and premium, on demand original content to nearly any internet-connected screen. Since its launch in 2015, LiveXLive has been building an online destination for music fans to enjoy premium live performances from music venues and leading music festivals around the world, such as Rock in Rio, Outside Lands Music and Arts Festival and Hangout Music Festival, as well as premium original content, artist exclusives and industry interviews. The LiveXLive platform has featured performances and content from some of the most popular artists in various music genres, including Rihanna, Katy Perry, Metallica, Duran Duran, Radiohead, Chance The Rapper, Bruce Springsteen, Major Lazer and Maroon 5.

LiveXLive Media’s businesses also include social media influencer venture LiveXLive Influencers. LiveXLive Media is headquartered in Beverly Hills, CA. For more information, visit our website at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements.” These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, successfully implementing LiveXLive Media’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described from in LiveXLive Media’s Registration Statement on Form S-1, Amendment No. 5, filed with the Securities and Exchange Commission on December 15, 2017 (the “SEC”) and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and LiveXLive Media disclaims any obligations to update these statements except as may be required by law.